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                                                         Exhibit 23.1











Independent Auditors' Report


The Board of Directors and Stockholders
Hello Direct, Inc.

Under date of January 22, 1999, we reported on the balance sheets of Hello Direct, Inc. as of December 31, 1998, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, as contained in the annual report on Form 10-K. In connection with our audits of the aforementioned financial statements, we also audited the related financial statement schedule as listed in the accompanying index. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                   /s/ KPMG LLP

Mountain View, California
January 22, 1999